Exhibit 10.6

Minerals Royalty Agreement

Dated 21 May 2018

Between

AK CUSTOM MINING LLC (Payer)

And

AK MINERALS PTY LTD (Payee)

And

AKCM (AUST) PTY LTD (Guarantor)

TABLE OF CONTENTS

Particulars			1
1	Definitions and interpretation		2
	1.1	Definitions	2
	1.2	Interpretation	7
	1.3	Accounting matters	8
2	Royalty		8
	2.1	Royalty obligation	8
	2.2	Calculation and payment of Royalty	8
	2.3	Adjustment of Royalty	9
	2.4	Deduction from Royalty and other payments	9
	2.5	Interest and costs	10
	2.6	Finality of Statement	10
	2.7	Royalty a continuing obligation	10
	2.8	Guarantee	10
	2.9	Survival of Royalty obligation	10
	2.10	Perpetuity period	11
	2.11	Further assurance	11
3	Representations, warranties and acknowledgements		11
	3.1	Party representations and warranties	11
	3.2	Representations and warranties by the Payer	11
	3.3	Payer covenants concerning Mining Rights	12
	3.4	Acknowledgement of other activities	12
4	Mining operations		12
	4.1	Mining Operations obligations	12
	4.2	Maintenance of Mining Rights	13
	4.3	Payer to determine Mining Right operations	13
	4.4	Commingling	13
	4.5	Tailings	14
	4.6	Samples	14
5	Trading Arrangements		14
	5.1	Acknowledgement by the parties	14
	5.2	Sales to Related Parties	14
	5.3	Waiver and acknowledgement	14
6	Information and audit		15
	6.1	Royalty Records	15
	6.2	Information and reporting	15

-i-

	6.3	Inspection and audit of Royalty Records	15
	6.4	Access, inspection and technical audit	16
	6.5	Consequences of financial audit	16
	6.6	Consequences of technical audit	16
7	Relinquishment of Mining Rights		17
	7.1	Notice of relinquishment of a Mining Right	17
	7.2	Payee right of conveyance of Relinquished Mining Rights	17
	7.3	Surrender of a Relinquished Mining Right	17
	7.4	Compulsory surrender of a Relinquished Mining Right	17
	7.5	Total abandonment or surrender of all Mining Rights	17
	7.6	Revival of obligations under a Relinquished Mining Right	18
8	Protection of Royalty interest		18
	8.1	Nature of Interest Royalty	18
	8.2	Registration of Royalty	18
	8.3	Insurance	18
	8.4	No Assumption of Liability	18
	8.5	Indemnity	19
	8.6	Assistance	19
9	Assignment and Encumbrances		19
	9.1	Assignment by Payer	19
	9.2	Payer release and survival	19
	9.3	Indemnity and damages	19
	9.4	Sale of interest by Payee	20
	9.5	Grant of Encumbrance	20
10	Confidentiality		21
	10.1	Non-disclosure of Confidential Information	21
	10.2	Disclosure by recipient of Confidential Information	21
	10.3	Return of Confidential Information	21
	10.4	Survival of termination	22
	10.5	Announcements and press releases	22
11	Taxes		22
	11.1	Tax exclusive amounts	22
12	Resolution of disputes		22
	12.1	Dispute Resolution Process	22
	12.2	Expert determination	23
	12.3	Parties to continue to perform	24
	12.4	Condition precedent to Litigation	24

-ii-

13	Arbitration		24
	13.1	Referral to arbitration	24
	13.2	Arbitration details	25
14	Notices		25
	14.1	Form of Notice	25
	14.2	When Notices are taken to have been given and received	25
15	Ancillary provisions		26
	15.1	Entire agreement	26
	15.2	No reliance or inducement	26
	15.3	Enurement	26
	15.4	No partnership	26
	15.5	Amendment	26
	15.6	Prompt performance	26
	15.7	Severability	26
	15.8	Waiver	26
	15.9	Remedies cumulative	27
	15.10	Indemnities	27
	15.11	Applicable law	27
	15.12	Further assurances	27
	15.13	Fees and charges	27
	15.14	Counterparts	27
	15.15	GST	27
Schedule 1			28
Basic Particulars			28
Schedule 2			29
List of Mining Rights as at the Execution Date			29
Exhibit A			43
Map of Mining Rights Area			43
Signing Page			48

-iii-

Particulars

Dated as of	21 May 2018

Parties

Payer	Name	AK CUSTOM MINING LLC, a company incorporated in Alaska, United States of America

	Corporation Number	Alaska Entity #10065576

	Address	1150 S. Colony Way STE 3-440, Alaska USA 99645

	Email	alaska.custom.mining@gmail.com

	Fax	+61 2 4273 1012

	Authorised Officer	Dennis Fry

Payee	Name	AK MINERALS PTY LTD, a company incorporated in Australia

	Corporation Number	ACN 620 650 786

	Address	13 Marengo Avenue, Figtree NSW 2525, Australia

	Email	bill@billkoutlis.com.au

	Fax	+61 2 4273 1012

	Authorised Officer	Bill Koutlis

Guarantor	Name	AKCM (AUST) PTY LTD, a company incorporated in Australia

	Corporation Number	ACN 623 478 973

	Address	Level 17, 500 Collins Street, Melbourne VIC 300, Australia

	Email	louie.kikceto@gmail.com dennispfry@gmail.com bill@billkoutlis.com.au

	Fax	+61 2 4273 1012

	Authorised Officer	Louie Simens

Background	A.	The Payee and Nova Minerals Limited, an ASX-listed public company (Nova), are the two shareholders of the Guarantor. The Payer is a wholly-owned subsidiary of the Guarantor. The parties to this agreement, together with Nova, have entered into an Incorporated Joint Venture Agreement dated 17 December 2017 under which Nova and the Payee have agreed to associate themselves as an incorporated joint venture (with the Guarantor as the joint venture vehicle) to conduct exploration and mining operations on the Mining Rights, and which confers, among other things, the Payee’s right to a royalty.

	B.	The Payer has agreed to pay the Payee a royalty on all Ore, Concentrates or other Products extracted under authority of the Mining Rights and sold, removed or otherwise disposed of.

	C.	The parties have agreed to enter into this agreement to record the terms of the Royalty and the basis on which it is to be paid to the Payee.

The parties agree:

In consideration of, among other things, the mutual promises contained in this agreement:

1	Definitions and interpretation

1.1	Definitions

Unless the context otherwise requires, the following expressions have the respective meanings in this agreement (including the Recitals):

Accounting Standards means the accounting standards required to be complied with by the Payer under generally accepted accounting principles, including IFRS, applicable in the relevant reporting jurisdiction of the Payer from time to time.

Adjustment means any adjustment that may be made by the Payer to the Royalty Records and a Statement:

(a)	which arise from a subsequent adjustment to the amount paid to the Payer based on the actual Products recovered after refining;

(b)	to correct any accounting or recording errors from previous Quarters;

(c)	which are otherwise made in accordance with this agreement; or

(d)	which are agreed by the parties.

Affiliate means an entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a party to this agreement, where control is determined by possession, directly or indirectly, through one or more intermediaries, of the ability to direct the management and policies of an entity whether through ownership of voting securities, by contract or otherwise. Control is presumed to exist if a person or entity holds, directly or indirectly, through one or more intermediaries, 50% or more of the outstanding voting shares or interests in another entity.

Allowable Deductions mean all costs actually paid or incurred by the Payer, in US dollars, or in the US Dollar Equivalent, in relation to the sale of Products extracted and recovered from the Mining Area after mining and milling or other initial processing within or adjacent to the Mining Area, and include:

(a)	all costs of smelting and refining and retorting the Ores and Minerals, including metal losses and Penalties for impurities and all umpire charges and other processor deductions;

(b)	all road, sea and rail freight, transportation, security and incidental costs and expenses, including forwarding, shipping, demurrage, delay and insurance costs, incurred between the outer boundary of, or adjacent to, the Mining Area and the point of delivery of the Products into a Refinery, including the cost of transport to and between any Refinery or other places of treatment;

(c)	all handling and incidental costs and expenses including agency, assaying, sampling, weighing, loading, unloading, stockpiling and storage;

(d)	Carried Forward Deductions; and

(e)	all taxes (excluding taxes based on the income of the Payer, taxes based upon the value of Mining Rights or any property owned or used by the Payer, the right of doing business and other similarly based taxes paid or payable by the Payer, and taxes constituting capital gains, property, withholding or sales taxes), royalties, duties, levies and charges lawfully imposed by an Authority, including carbon emission licence fees, charges, fuel excise (net of any fuel tax credits), carbon trading taxes and imposts, value added taxes or energy consumption taxes, in any way connected with the transportation or sale of the Products from the Mining Area;

but do not include:

(f)	any exploration, development, construction, mining, crushing, treatment or concentrating costs incurred by the Payer within or adjacent to the Mining Area; and

(g)	where Products are loaded, treated, milled, processed, transported or unloaded outside the Mining Area in a Refinery wholly or partially owned by the Payer or a Related Entity, any costs and expenses that are in excess of those which would be paid or incurred by the Payer on Arm’s Length Terms, or which would not be Allowable Deductions if those Products were processed by a Third Party.

Arm’s Length Terms means, for the purposes of calculating the Royalty, prices and terms no less favourable to the Payer than those which would be paid and agreed to by a Third Party in an arm’s length transaction under similar circumstances.

Assumption Agreement means an agreement in such form as may be reasonably required by the party for whose benefit that agreement is to be made (acting in a timely and prompt manner) whereby the assignee or other recipient of an interest or right in the Mining Rights, or any rights in relation to Products extracted and recovered from the Mining Area, agrees to assume, be bound by and perform the obligations in this agreement of the party from which it acquires its interest and rights.

Australian Dollar Equivalent means the amount in AUD determined by converting the corresponding amount in USD to AUD at the rate of exchange published on Reuters Monitor System screen page HSRA at or about 10am Sydney, Australia time on the day of receipt of the amount by the Payer, or if that rate ceases to be so published, an equivalent published rate for converting USD or another currency (as required) to Australian dollars selected by the Payer, acting reasonably.

Authority is any government department, local government council, government or statutory authority or any other party under a Law which has a right to impose a requirement or whose consent is required with respect to any matter or thing arising under, or affected by, this agreement.

Average Spot Price for a Quarter means the arithmetic average of the price of a Product, on each Business Day of the Quarter, where such price is arrived at using the industry standard in the Spot Price jurisdiction described in Schedule 1 for establishing the average spot price of such minerals.

Business Day means a day on which trading banks are open for business in the capital city of the Nominated State.

Carried Forward Deduction means the amount of Allowable Deduction that exceeds the Gross Revenue in a Quarter, which may then be carried forward and deducted from Gross Revenue in subsequent Quarters.

Commencement Date means the later of the Trigger Date and the date on which the extraction and recovery of any Product commences from the Mining Area.

Concentrate means Ore in which particular Minerals are the principal components having commercial value.

Confidential Information means all confidential, non-public or proprietary information of a party regardless of how the information is stored or delivered, which is exchanged between the parties before, on or after the Execution Date in connection with this agreement, other than information:

(a)	which is in or becomes part of the public domain other than through breach of this agreement or an obligation of confidence owed to the disclosing party; or

(b)	which the recipient can prove by contemporaneous written documentation was already known by it at the time of disclosure to it, unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality.

Dispute means a dispute or difference between the parties in relation to the rights or obligations of the parties under, or in relation to, this agreement, including the calculation and payment of the Royalty.

Dispute Notice means a written notice given by one party to the other parties that a Dispute has arisen which requires resolution in accordance with this agreement.

Encumbrance means any security interest, mortgage, hypothecation, pledge, lien, charge, title retention arrangement, trust or power, or other form of security or interest having effect as a security for the payment of any monetary obligation or the observance of any other obligation whether existing or agreed to be granted or created.

Encumbrancee means a person who is entitled to the benefit of an Encumbrance over the Mining Rights, the Royalty or over a party’s rights under this agreement.

Exchange Rate means, in respect of any currency other than USD:

(a)	the average of the buy and sell rates for the foreign currency in US dollars, as quoted in The Financial Times (London); or

(b)	if those rates are not quoted, then the average of the buy and sell rates for the foreign currency as quoted by any two major international banks selected by the Payer in good faith and on a consistent basis, on the day on which the Exchange Rate is to be determined (or, if the Exchange Rate is to be determined on a day that is not a Business Day, then on the immediately preceding Business Day).

Execution Date means the date of this agreement.

Expert means a suitably qualified independent person appointed in accordance with this agreement, who has reasonable commercial and practical experience in relation to the subject matter of the Dispute.

Financial Year means a period of 12 consecutive month period ending on 30 June in any year, other than the first Financial Year which commences on the Commencement Date and expires on the first occurrence of 30 June that falls after the Commencement Date.

Gross Revenue means the gross proceeds actually received by the Payer or applied to its benefit, in US dollars, or in US Dollar Equivalent from the sale or other disposal of Products to the owner or operator of a Refinery, or in relation to the Products, including the proceeds received from an insurer in the case of loss of, or damage to, the Products (net of any excess paid in respect of that loss).

IFRS means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Interest Rate means the interest rate described in Schedule 1.

Law is the applicable legislation including regulations, by-laws, and other subordinate legislation and guidelines, and common law and equity, which applies to any matter or thing arising under, or affected by, this agreement.

Mineral means the minerals described in Schedule 1.

Mining Act means the mining legislation described in Schedule 1.

Mining Area means the area within the boundaries of the Mining Rights existing at the Execution Date where mining activities are conducted from time to time during the term of this agreement, and any other area the parties agree the Mining Rights apply to.

Mining Operations means every kind of work and activities carried out on or in respect of the Mining Rights including but without limitation the following:

(a)	the acquisition, registration and maintenance of the Mining Rights;

(b)	developing, designing, constructing and equipping all mining facilities;

(c)	extracting, mining, producing, improving, smelting, treating, refining, transporting and handling of Ores and Tailings and disposing of Tailings and despatching Ores, concentrates and other Products won under authority of the Mining Rights;

(d)	the construction and re-location of any roads, railway lines, telephone lines, waterways or other natural or man-made utilities required in order to facilitate any activity conducted under authority of the Mining Rights; and

(e)	the restoration of the Mining Area and all other work done after the completion of mining activities to comply with environmental and like requirements.

Mining Right means any governmental or other approval, authorization, claim, concession, lease, licence, tenement, Mineral right, permit, surface right, subsurface right or other right to conduct exploration, development and/or mining described in Schedule 2, as well as any other rights, past, present or future, to conduct exploration, development and/or mining issued in respect of any extension, renewal, variation, conversion, amalgamation, replacement or substitution thereof.

Net Smelter Return means, for a Quarter, Gross Revenue and Adjustments (whether plus or minus) minus Allowable Deductions for that Quarter.

Nominated State is the country, state, province or territory described in Schedule 1.

Ore means any Mineral or mixture of minerals of intrinsic economic interest located in or on the Earth’s crust at a concentration above background level.

Penalty means a charge made by a Refinery, in addition to normal refining costs, for removing from the Product minerals or other substances where the cost of the removal exceeds the value of those minerals or other substances.

Product means a mineral or metallic product extracted and recovered from the Mining Area which is capable of being sold or otherwise disposed of, including those described in Schedule 1.

Quarter means a period of 3 consecutive months commencing on 1 January, 1 April, 1 July or 1 October in any year, other than the first Quarter which commences on the Commencement Date and expires on the date immediately preceding the next to occur of 1 January, 1 April, 1 July or 1 October.

Refinery means a smelter, refinery or other processing facility.

Related Entity means an Affiliate of a party, the subsidiary, related or associated companies of the party and its Affiliates, and each of the respective directors of such companies, and their spouses and family members, and the trustees and beneficiaries of each of such directors, spouses and family members.

Representative of a party includes an employee, agent, officer, director, auditor, advisor, partner, consultant, joint venturer or sub-contractor of that party.

Royalty means the royalty payable by the Payer to the Payee under this agreement calculated by multiplying the Royalty Percentage by the Net Smelter Return.

Royalty Percentage means the royalty percentage as set out in Schedule 1.

Royalty Records means the books, accounts and records maintained by or on behalf of the Payer showing reasonable detail in relation to:

(a)	the quantity of Products produced in each Quarter;

(b)	the calculation of each component of the Royalty for each Quarter;

(c)	the payment of the Royalty in each Quarter; and

(d)	where there is any commingling of Products in a Quarter with materials from areas extracted outside the Mining Area, the measures, moistures and assays of the minerals and substances in the Products extracted and recovered from the Mining Area prior to the commingling, including those substances which attract a Penalty.

Statement means, for a Quarter, a statement setting out in reasonable detail:

(a)	the quantities and grades of Products recovered and sold during the Quarter;

(b)	the individual elements which make up the royalty calculation, being the Gross Revenue, Adjustments, Allowable Deductions, and Carried Forward Deductions (if any) for the Quarter;

(c)	the Royalty payable for that Quarter; and

(d)	any other material information which is relevant in verifying the accuracy of the calculation of the Royalty payment.

Tailings includes tailings, residues, waste rock, spoiled leach materials and other materials resulting from mining operations and activities conducted on or adjacent to the Mining Area, whether such operations and activities took place before or after the Commencement Date.

Third Party means a person not a party, or an Affiliate or Related Entity of that party, to this agreement.

Trading Arrangements means forward sale and/or purchase contracts, spot-deferred contracts, futures trading, and commodity option contracts and/or other price hedging and price protection arrangements and mechanisms and speculative purchases and sales of forward, futures and option contracts, both on and off commodity exchanges and does not include physical sales of Products with delivery.

Trigger Date means the date on which the Payee’s shareholding in the Guarantor first falls to 15% or below.

US Dollar Equivalent means, where sum to which this agreement relates is not stated in United States dollars, the amount determined by converting the amount in foreign currency into United States dollars at the Exchange Rate existing when the relevant revenue was earned or receivable, or the relevant expenditure was incurred, by the Payer.

1.2	Interpretation

In this agreement, unless the context otherwise requires:

(a)	the singular includes the plural and vice-versa;

(b)	headings do not affect the interpretation of this agreement;

(c)	a reference to a party means a party to this agreement as listed on page 1 of this agreement and includes that party’s executors, administrators, liquidators, substitutes, successors and permitted assigns;

(d)	references to a part, clause, schedule, exhibit and annexure refers to a part, clause, schedule, exhibit or annexure of, in or to this agreement;

(e)	a reference to this agreement includes all schedules, exhibits and annexures to this agreement;

(f)	a reference to an agreement, instrument or other document includes the same as amended, novated, supplemented or replaced from time to time;

(g)	a reference to a court is to a court of the Nominated State;

(h)	a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinated legislation issued under, that legislation or legislative provision;

(i)	a reference to a day, month or year is relevantly to a calendar day, calendar month or calendar year;

(j)	a reference to $, USD, US dollars, United States dollars or dollars is to the lawful currency of the United States of America;

(k)	a reference to AUD is to the lawful currency of Australia;

(l)	the expressions “including”, “includes” and “include” have the meaning as if followed by “without limitation”; and

(m)	no rule of construction is to apply to the disadvantage of a party on the basis that that party drafted the whole or any part of this agreement.

1.3	Accounting matters

Unless otherwise agreed by the parties, all accounting matters are to be determined in accordance with sound accounting practices customary in the mining industry and with the Accounting Standards.

2	Royalty

2.1	Royalty obligation

(a)	As from the Commencement Date, for each Quarter in which any Product is produced and sold, removed or otherwise disposed of, the Payer agrees to pay to the Payee the Royalty calculated in accordance with this agreement.

(b)	The obligation to pay the Royalty accrues upon the receipt by the Payer of revenue received from the sale or other disposal of Products, or as otherwise set out in this agreement.

2.2	Calculation and payment of Royalty

Within 21 days after the end of each Quarter, the Payer must:

(a)	calculate the Royalty payable for that Quarter, if any;

(b)	give to the Payee a Statement in respect of that Quarter, even if there is no Royalty payable in respect of that Quarter; and

(c)	if the Royalty is payable, pay to the Payee the Royalty due by it for that Quarter in Australian Dollar Equivalent (unless the Payee requests payment in USD), in immediately available funds without demand, reduction or set-off (except any deduction or withholding required by law):

(i)	by direct deposit to the bank account nominated by the Payee, which the Payee may, by notice to the Payer, change from time to time; or

(ii)	if no bank account is nominated, by bank cheque payable to the Payee.

2.3	Adjustment of Royalty

(a)	The parties recognize that a period of time exists between the extraction and recovery of Ore, the production of Concentrates from Ore, the production of Products from Concentrates, and the receipt by the Payer of the Products or the revenue from the sale or other disposal of the Products.

(b)	Accordingly, the payment of Royalty in a Quarter may not coincide exactly with the actual amount of Products produced during the Quarter. The Payer may make Adjustments to the Royalty Records and the Statement following determination of an Adjustment, and must provide a final Statement of the Royalty due for a Quarter within 30 days of determination of the final Adjustment.

2.4	Deduction from Royalty and other payments

(a)	If a party making a payment to another party under this agreement is legally required to deduct any tax, duty, levy, impost, deduction, charge or withholding from that payment, the deduction is for the account of the party receiving the payment.

(b)	The Payer may make any payment due to the Payee in the currency in which it is payable under this agreement and with the deduction of any commission or expense relating to any necessary foreign currency conversion or any other related bank charge.

(c)	If the Payer is required by law to deduct any tax, duty, impost, charge or withholding from a payment of Royalty (Tax Deduction), the Payer must:

(i)	promptly, upon becoming aware that it is required to make the Tax Deduction, or if there is any change in the rate or the basis of the Tax Deduction, notify the Payee of the amount, date and proposed recipient of the required Tax Deduction;

(ii)	make the Tax Deduction and pay the minimum amount required by law to the relevant Authority within the time allowed; and

(iii)	within 30 days of making either the Tax Deduction or any payment required in connection with that Tax Deduction, deliver to the Payee evidence satisfactory to the Payee, acting reasonably, that the Tax Deduction has been made and paid as required.

2.5	Interest and costs

(a)	Without limiting the rights of the Payee in relation to any breach of this agreement by the Payer, if the Payer fails to pay the Royalty due under this agreement on or before the due date for payment, then the Payer must also pay to the Payee immediately on demand:

(i)	interest on the amount due from due date up to and including the date upon which the moneys are paid, calculated on a daily basis and compounded with monthly rests; and

(ii)	all costs and expenses (including legal costs and expenses on a full indemnity basis) incurred by the Payee which are attributable to the Payer’s failure to pay by due date.

(b)	The rate of interest is the Interest Rate calculated on a daily basis and compounded with monthly rests, or such other similar rate of interest as the parties may agree.

2.6	Finality of Statement

A Statement for a Quarter and payment of the Royalty in accordance with that Statement is final and in full satisfaction of all obligations of the Payer with respect to and payment of the Royalty for that Quarter unless:

(a)	the Payee does not agree with the Statement, in which case the Payee may, within 12 months of receiving the Statement or the report of an auditor appointed in accordance with this agreement (whichever is the later), give the Payer a Dispute Notice in which case the dispute resolution procedures in this agreement apply; or

(b)	there has been any fraud, deliberate miscalculation, or reckless calculation of the Royalty by the Payer.

2.7	Royalty a continuing obligation

Unless otherwise provided for in this agreement, the obligation to pay the Royalty continues, with respect to each Mining Right, for the full term of the Mining Right, including any successor Mining Right and throughout the period that any Product can lawfully be extracted and recovered, unless this agreement is previously determined in accordance with its terms.

2.8	Guarantee

The Guarantor unconditionally guarantees to the Payee that the Payer will comply fully with its obligations under this agreement. This guarantee is an absolute, unconditional, irrevocable guarantee of all of the Payer’s obligations and shall not be discharged except by satisfaction in full of the Payer’s obligations under this agreement. The Payee is not obliged to exhaust its recourse against the Payer before being entitled to demand satisfaction of the Payer’s obligations by the Guarantor.

2.9	Survival of Royalty obligation

Where the Payee is an individual, the obligation of the Payer to pay the Royalty survives the death of the Payee and passes to the estate of the Payee.

2.10	Perpetuity period

If the vesting of any interest under this agreement would, but for this clause, be void under the rule against perpetuities at common law or under any statute imposing perpetuity periods, then that interest terminates one day before the end of the maximum time from the date of this agreement permitted by the law of the Nominated State for that interest to be valid.

2.11	Further assurance

If the Payer intends to extend, renew, convert or substitute any Mining Right described in Schedule 2 for a new Mining Right, the Payer must give the Payee at least 30 days prior notice of its intention to do so, and the Payee may then require the Payer to execute an Assumption Agreement confirming that this agreement applies to the new Mining Right.

3	Representations, warranties and acknowledgements

3.1	Party representations and warranties

Each party represents and warrants as at the Execution Date for the benefit of the other parties that:

(a)	(Incorporation) it is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation;

(b)	(Power and capacity) it has full power and capacity to enter into and perform its obligations under this agreement;

(c)	(Corporate authorisations) all necessary authorisations for the execution, delivery and performance by it of this agreement in accordance with its terms have been obtained;

(d)	(No legal impediment) its execution, delivery and performance of this agreement complies with its constitution and does not constitute a breach of any law or obligation, or cause a default under any agreement by which it is bound;

(e)	(Insolvency) no meeting has been convened, resolution proposed or order made for the winding up, or the appointment of an administrator, of it, and no mortgagee or chargee has taken, attempted to take or indicated an intention to exercise its rights under any security; and

(f)	(No trust) it enters into and performs this agreement on its own account and not as trustee for or nominee of any other person.

3.2	Representations and warranties by the Payer

The Payer represents and warrants as at the Execution Date and as at the Commencement Date, for the benefit of the Payee, that:

(a)	it is the legal and beneficial owner of its interest in the Mining Rights, free of Encumbrances in favour of Third Parties, other than those disclosed on or before the Commencement Date to the Payee;

(b)	the Mining Rights are in good standing under the Mining Act and are not liable to cancellation or forfeiture for any reason and it is not aware of any circumstances which may give rise to such cancellation or forfeiture;

(c)	it has complied with all Laws in respect of the Mining Rights and all Authorisations in all material respects; and

(d)	it is not engaged in any litigation, arbitration or other proceeding concerning the Mining Rights and it is not aware of any pending or threatened litigation,

arbitration or other proceeding concerning the Mining Rights, which if successful would have a materially adverse effect on the value of the Mining Rights or the Payer’s interest or right in the Mining Rights.

3.3	Payer covenants concerning Mining Rights

The Payer covenants for the benefit of the Payee that it will, at the Payer’s cost, for the duration of this agreement:

(a)	keep the Mining Rights in good standing under the Mining Act;

(b)	observe the provisions of the Mining Act and all other Laws affecting the Mining Rights;

(c)	comply with the terms and conditions of each Mining Rights in all material respects;

(d)	renew and extend each Mining Right, which is not otherwise relinquished or surrendered in accordance with this agreement, as and when it becomes due for renewal and extension in accordance with the Mining Act;

(e)	not relinquish or surrender any of the Mining Rights except in accordance with this agreement or the Mining Act or the terms and conditions of the Mining Rights; and

(f)	not permit the creation of any Encumbrance, or sell, assign or otherwise deal with or dispose of the whole or any part of its interest or right in a Mining Right, except in accordance with this agreement.

3.4	Acknowledgement of other activities

Each party acknowledges to, and for the benefit of the others, that each party has the free and unrestricted right to enter into, conduct and benefit from any and all business ventures of any kind whatsoever, whether or not competitive with the activities undertaken under this agreement, without being obliged to disclose such activities to the other parties or invite or allow any other party to participate in those activities including activities involving mining rights adjoining the Mining Area.

4	Mining operations

4.1	Mining Operations obligations

(a)	The Payers must use their best endeavours to conduct Mining Operations on or about the Mining Area safely and efficiently and in a good, workmanlike and commercially reasonable manner in accordance with good international mining practice.

(b)	The Payee must not unduly interfere with the carrying out of Mining Operations or the business carried on by the Payers or any of them conducted under authority of the Mining Rights.

4.2	Maintenance of Mining Rights

The Payer acknowledges and agrees that the Payer is responsible, at the Payer’s cost, for observing the provisions of the Mining Act and all other legislation affecting the mining operations and activities conducted by the Payer on or about the Mining Area for the duration of this agreement, including:

(a)	lodging in good time all required reports;

(b)	paying all fees, rents, rates, royalties, taxes and other similar payments due in respect of all of the Mining Rights; and

(c)	ensuring all legislative conditions in respect of all of the Mining Rights are met or exemptions obtained in a timely fashion.

4.3	Payer to determine Mining Right operations

The Payee acknowledges and agrees that the Payer:

(a)	owes the Payee no duty to explore, develop or mine in any of the Mining Rights, or to do so at any rate or in any manner other than that which the Payer may determine in its sole and unfettered discretion;

(b)	has complete discretion concerning the nature, timing and extent of all exploration, development, mining, treating, milling and other operations conducted under the authority of the Mining Rights and may suspend operations and production on the Mining Area at any time it wishes to do so whether or not the operations are affected by force majeure;

(c)	may, but is not obliged to, treat, mill, sort, concentrate, refine, or otherwise process, beneficiate or upgrade Ores, Concentrates, and other Products extracted from the Mining Area; and

(d)	is not liable for any mineral or commercial value lost in processing Ores, Concentrates, and other Products extracted from the Mining Area under sound mining practices and procedures, and no Royalty is due on any such lost value.

4.4	Commingling

(a)	The Payer may commingle Products extracted from the Mining Area prior to being dispatched with other Ores, Concentrates or products produced elsewhere in accordance with customary good international mining and metallurgical practice applied reasonably, but before doing so must, in accordance with sound mining and metallurgical practices, take, measure and retain representative samples of such Products, Ores and Concentrates for moisture, metal, commercial minerals, penalty substances and other appropriate content so as to be able to determine their metal or mineral content, using the same procedures for each separate ore source.

(b)	The Payer must establish, and record in the Royalty Records, the methods and practices adopted by the Payer necessary to weigh, sample, assay and perform other measuring or testing necessary to fairly allocate to each party the valuable minerals and metals contained in the Products extracted and recovered from the Mining Area prior to being dispatched from the Mining Area.

(c)	The Payer must retain:

(i)	the representative samples taken from the Mining Area, with the Payee being entitled to inspect the same; and

(ii)	the Royalty Records for a reasonable amount of time after receipt by the Payee of the Royalty paid on commingled ores extracted from the Mining Area,

but in any case not less than 3 months after the end of each Financial Year within which those representative samples were taken, unless the Payee requires a financial or technical audit under clause 6 or the Payee or Payer issues a Dispute Notice, relating to or concerning those representative samples, in which case it is not less than 3 months after the audit report has been given to the Payer or the Dispute has been resolved (whichever occurs latest).

4.5	Tailings

If any Tailings extracted under authority of any Mining Rights are processed or reprocessed in the future and result in Products, those Products are subject to payment of the Royalty.

4.6	Samples

The Payer may, without being liable to pay Royalty under this agreement, mine, remove and supply small amounts of Minerals reasonably necessary for sampling, assaying, metallurgical testing and evaluation of the mineral potential of the Mining Rights.

5	Trading Arrangements

5.1	Acknowledgement by the parties

Each party acknowledges that:

(a)	any other party may engage in Trading Arrangements which may involve the delivery, or possible delivery, of any Products whether from the Mining Area or otherwise; and

(b)	except as otherwise provided in this agreement, the Payer has no obligation to account to the Payee for, and the Payee has no interest or right to participate in, any profits or incur any losses of Trading Arrangements engaged in by the Payer.

5.2	Sales to Related Parties

If, in any Quarter, the Payer sells, assigns or otherwise disposes of Products derived from the Mining Area to a Related Entity, or a company in which the Payer has a beneficial interest on terms that are not Arm’s Length Terms, the Payer is deemed to have received revenue equivalent to the Average Spot Price multiplied by the quantity of the Products so sold or assigned by the Payer during that Quarter and such deemed revenue must be included in the calculation of the Royalty payable for the relevant Quarter.

5.3	Waiver and acknowledgement

(a)	The Payee waives any claim for additional Royalty arising from the Payer realising more proceeds of sale of Products from its Trading Arrangements than is properly utilised in the Royalty calculation.

(b)	The Payer acknowledges that the Payee is not obligated to share in any losses generated by any of the Payer’s Trading Arrangements with respect to any Products and any such losses must not be reflected in the Royalty calculation.

6	Information and audit

6.1	Royalty Records

The Payer must keep, or cause to be kept, true and accurate Royalty Records in accordance with the Accounting Standards and generally accepted mining industry practice consistently applied, including tonnage, volume of Products, analyses of Products, weight, moisture, assays of payable content and other records and supporting materials, as appropriate, related to the computation of Royalty hereunder, and must permit the Payee or its representatives to inspect such records.

6.2	Information and reporting

(a)	The Payee may request from the Payer, from time to time, and the Payer must provide, such general information as the Payee might reasonably require for the purpose of determining the amount of Products derived from Mining Operations and the amount of royalty to which the Payee is, or may in future be, entitled pursuant to this agreement.

(b)	Within 60 days following the end of each Financial Year, the Payer must provide the Payee with an annual report of Mining Operations during the preceding Financial Year, which report must include details of:

(i)	mining activities and operations conducted on the Mining Area;

(ii)	the amount of Products produced from the Mining Area during the Financial Year;

(iii)	ore reserve data for the Financial Year; and

(iv)	estimates of proposed expenditures upon, anticipated production from and estimated remaining ore reserves of proposed Mining Operations for the succeeding Financial Year and any changes to, or replacements of, the mine plan or any ‘life of mine plan’ with respect to the Mining Operations and the Mining Area.

6.3	Inspection and audit of Royalty Records

(a)	The Payee may, upon reasonable notice to the Payer and at reasonable times and at its own cost, within 60 days of receiving a Statement in respect of a Quarter or within 3 months after the end of each Financial Year, appoint a suitably qualified independent accounting firm to inspect, audit and report on the Royalty Records of the Payer to the Payee in respect of that Quarter or the Quarters for that Financial Year (as the case may be).

(b)	The Payer must give the auditor appointed by the Payee full and free access to the Royalty Records of the Payer at its offices, or elsewhere as agreed, in respect of the payment of the Royalty for that Quarter or the Quarters for that Financial Year (as the case may be).

6.4	Access, inspection and technical audit

(a)	The Payee may, upon reasonable notice to the Payer and at reasonable times but not more frequently than once in every 6 months and at its own cost and risk, inspect any operations carried on within and adjacent to the Mining Area, provided that the Payee must ensure that it does not unduly interfere with the operations or with the general conduct by the Payer of its business and complies with the reasonable requirements of the Payer and its safety officers.

(b)	The Payer must provide, at the Payee’s cost, all reasonable access to the Payee and to the mining engineer appointed by the Payee sufficient and necessary to reasonably carry out such technical audit.

(c)	The Payee must ensure that any audit undertaken by, or on behalf of, the Payee is conducted and concluded promptly and diligently.

(d)	Where the Payer is commingling Products extracted under authority of a Mining Right prior to being dispatched from the Mining Area with other Ores, Concentrates, mineral products, metals and minerals produced elsewhere:

(i)	the Payee may, at reasonable times and at its own cost and risk and not more than once in every 6 months upon reasonable notice to the Payer, by itself or by a qualified and recognised mining engineer appointed by it, inspect and conduct a technical audit on the methods and practices used by the Payer in weighing, sampling, assaying or other measuring or testing extracted from the Mining Area; and

(ii)	in doing so must comply with the reasonable requirements of the Payer and its safety officers.

6.5	Consequences of financial audit

(a)	If the Payee notifies the Payer of any underpayment or overpayment of the Royalty which the Payee’s auditor, in its reasonable opinion, considers exists, or the audit determines that any Royalty paid has been calculated in error, the Payer must, on being provided with a copy of the report of the Payee’s auditor, make an Adjustment of the Royalty due for the next Quarter accordingly, unless the Payer gives a Dispute Notice under this agreement in relation to the relevant Statement within 3 months of receiving the report of the Payee’s auditor.

(b)	If the Royalty properly payable is established by audit to be more than 5% more or less than the Royalty set out in a Statement provided by the Payer, the Payer must refund to the Payee forthwith the costs of the audit.

6.6	Consequences of technical audit

(a)	The Payee may give the Payer a copy of any technical report arising from a technical audit conducted under this clause which raises, as a matter of concern, any matter concerning the weighing, sampling, assaying or any other measuring or testing practice which is not consistent with good international mining and metallurgical practice applied reasonably.

(b)	If the Payer does not accept that there is a matter of mining and metallurgical practice which it is prepared to, and does, correct, either party may give a Dispute Notice under this agreement in relation to that matter within 3 months of receiving the technical report.

7	Relinquishment of Mining Rights

7.1	Notice of relinquishment of a Mining Right

The Payer must give the Payee at least 30 days prior notice of its intention for any reason (including being compelled or required by Law) to relinquish, surrender, withdraw from or not renew or extend the whole or any part of a Mining Right (Relinquished Mining Right) prior to relinquishing, surrendering, withdrawing from or failing to renew or extend the Mining Right.

7.2	Payee right of conveyance of Relinquished Mining Rights

(a)	Within 21 days of receiving a notice of intention to relinquish, surrender, withdraw from or not renew or extend the Relinquished Mining Right, the Payee may, if the Relinquished Mining Right is capable of being conveyed to the Payee, give notice to the Payer requiring it to convey the Relinquished Mining Right to the Payee, free of Encumbrances for no further consideration, and the Payer must do so forthwith, together with all material information and data which the Payer has within its possession or control relating to the Relinquished Mining Right.

(b)	Upon the Payer conveying the Relinquished Mining Right to the Payee under this clause, then from the date of conveyance the Payer has no further obligation to pay the Royalty to the Payee under this agreement in relation to that Relinquished Mining Right.

7.3	Surrender of a Relinquished Mining Right

If the Payee does not exercise its right to acquire the Relinquished Mining Right, then the Payer may proceed to relinquish, surrender, withdraw from or not renew or extend the Relinquished Mining Right and, subject to the rights arising on Revival (as defined below), this agreement no longer applies to the Relinquished Mining Right.

7.4	Compulsory surrender of a Relinquished Mining Right

If the Payer is required by law to relinquish or surrender part of a Mining Right and that part Mining Right is not capable of being conveyed to the Payee, then the Payer may relinquish or surrender that part of the Mining Right and upon relinquishment or surrender, but subject to the rights arising on Revival, this agreement no longer applies to that part of the Mining Right relinquished or surrendered.

7.5	Total abandonment or surrender of all Mining Rights

Subject to the rights arising on Revival, if the Payer relinquishes, surrenders, withdraws from or conveys to the Payee all of the Mining Rights, then this agreement terminates on the latest of the date of the relinquishment, expiry or surrender of the last of the Mining Rights or the date of the last conveyance to the Payee.

7.6	Revival of obligations under a Relinquished Mining Right

If any Mining Right or an interest in any Mining Right in respect of any part of the area of any Relinquished Mining Right is granted to or acquired by the Payer or a Related Entity within 3 years of its relinquishment or surrender (Revival), then upon such grant or acquisition the area of the Relinquished Mining Right again becomes subject to this agreement and the obligation to pay the Royalty by the Payer as part of the Mining Area.

8	Protection of Royalty interest

8.1	Nature of Interest Royalty

Subject to the applicable Law and in order to allow the Payee to protect its rights under this agreement, the Payer grants a proprietary right or an interest in the Mining Rights and the Products in favour of the Payee, provided that such interest is deemed satisfied in respect of any particular Products by the payment to the Payee of the Royalty in respect of that Product. The Payer acknowledges that the Payee’s rights under this agreement are not merely contractual in nature.

8.2	Registration of Royalty

As soon as practicable after the Execution Date, but in any event not later than 12 months after the Execution Date, the Payer must do all things reasonably necessary to register, or procure the registration of, the Payee’s interest in the Mining Rights, as granted pursuant to this agreement, on the relevant Mining Rights register, land title register or personal property security register.

8.3	Insurance

(a)	The Payer must purchase or otherwise arrange at its own expense and keep in force at all times insurance for the loss, theft or destruction of Products arising out of or resulting from operations conducted on or relating to the Mining Area in such amounts as will adequately protect the Payer and the Payee. Where the Royalty calculation provisions so provide, the cost of such insurance is an Allowable Deduction from Gross Revenue.

(b)	The Payer must use its best endeavours to have the Payee named as a loss payee in respect of its interest under any security agreement over all loss, theft or destruction insurance policies relating to the Mining Area or the Products.

8.4	No Assumption of Liability

The Payee does not assume, by its execution of this agreement or acceptance of the Royalty, any liability, obligation or commitment of the Payer, whether known or unknown, actual or contingent, now-existing or hereafter arising (Excluded Liabilities) which Excluded Liabilities include, but are not limited to, the following:

(a)	any and all obligations and liabilities of the Payer relating to or arising from the environmental or other conditions on any portion of the Mining Area or from the Payer’s operations related to the Mining Rights; and

(b)	any and all obligations and liabilities of the Payer to any grantor of the Mining Rights, or any contractor or agent of the Payer, or any Authority.

8.5	Indemnity

The Payer indemnifies and holds harmless the Payee from and against all loss, theft or destruction of Products suffered or incurred by the Payee arising out of or resulting from operations conducted on or relating to the Mining Area.

8.6	Assistance

The Payee must give to the Payer all assistance that the Payer may reasonably require in carrying out the Payer’s obligations to register this agreement (if any) or purchase or arrange insurance. The Payer must pay all costs associated with such registration and insurance.

9	Assignment and Encumbrances

9.1	Assignment by Payer

The Payer may not sell, transfer, grant, assign or otherwise dispose of (Transfer) all, part of, or any interest or right in, any of the Mining Rights, or any rights in relation to Products extracted and recovered or to be extracted and recovered from the Mining Area to a Third Party or a Related Entity except:

(a)	by the sale of Products, and if the terms of sale are not Arm’s Length Terms then the Payer is deemed to receive a value calculated on Arm’s Length Terms; or

(b)	where the Payer has first executed and delivered to the Payee an Assumption Agreement in favour of the Payee executed by the Payer and the assignee or other recipient of the interest and rights being the subject of the Transfer; or

(c)	by an Encumbrance which is expressly subject to the Royalty and which is accompanied by an Assumption Agreement in favour of the Payee under which the Encumbrancee agrees to be bound by the terms of this agreement in exercising the Encumbrancee’s powers or remedies under the Encumbrance, as if it was a party to this agreement.

9.2	Payer release and survival

(a)	The Payer is released from its obligations under this agreement in respect of the interest the subject of the Transfer as from the date of the Transfer, but only if a Transfer is completed strictly in accordance with this agreement, and without affecting its obligations arising prior to that date.

(b)	The rights of the Payee survive the Transfer and do not merge on or by virtue of completion and registration of the Transfer.

9.3	Indemnity and damages

(a)	The Payer may not make or attempt to make a Transfer of any interest or rights that does not comply strictly with the requirements of this agreement and agrees to fully indemnify the Payee from all loss, damage, claims and expenses (including legal costs on a full indemnity basis) resulting from any breach by the Payer of this agreement in relation to the Transfer. The Payee is not to be taken to have provided its approval or acceptance of any purported Transfer that does not comply strictly with the requirements of this agreement and any such purported Transfer is void.

(b)	If any act or omission of a party under this agreement gives a party a right to damages or gives rise to liability of a party under any indemnity given under this agreement, then except where this agreement specifically provides otherwise, such damages or liability shall be limited to the direct, proximate and foreseeable loss attributable to such act or omission, after taking in account any obligation of the party seeking damages or indemnification to mitigate its loss, and neither party nor any other person claiming through or under a party shall be entitled to damages or indemnification for indirect, remote or unforeseeable loss or for any loss in the nature of compensation for loss or denial of opportunity, loss of goodwill or business reputation or other similar indirect or pure economic loss occasioned by that act or omission.

9.4	Sale of interest by Payee

(a)	Subject to compliance with clause 9.4(b), the Payee may sell, transfer or assign (a Royalty Sale) all (but not part) of its rights and interests under this agreement for a cash consideration only.

(b)	Before the Payee may proceed with a Royalty Sale, the Payee must first offer to sell all of its rights and interests under this agreement to the Payer for a cash consideration and on terms and conditions determined by the Payee (in the Payee’s absolute discretion). If the Payer does not accept that offer within 30 days after it receives the offer, then the Payee may within 90 days after the expiration of the 30 day period proceed with the Royalty Sale for a cash consideration which is not less than that offered to the Payer and on terms and conditions not in any way more favourable than those offered to the Payer. If the Payee does not, complete that Royalty Sale within that 90 day period or enter into a contract for that Royalty Sale that becomes unconditional within that 90 day period, then this clause 9.4(b) shall apply de novo.

(c)	Without derogating from or limiting the application or effect of clauses 9.4(a) and 9.4(b), the Payee may sell, transfer, grant, assign or otherwise dispose of (an Assignment) some or all of the Payee’s rights and interests under this agreement, provided that prior to any such Assignment becoming effective the Payee must deliver to the Payer an Assumption Agreement executed by the assignee or other recipient of the interest and rights being the subject of the Assignment.

(d)	All stamp, documentary, transfer, sales or other similar taxes or duties which may arise out of or relate to a Royalty Sale or Assignment shall, except where the assignee or recipient is the Payer, be for the account of the Payee or the assignee (as the case may be).

9.5	Grant of Encumbrance

The Payer covenants in favour of the Payee that it will not grant any Encumbrance over this agreement unless the Encumbrancee executes an Assumption Agreement under which the Encumbrancee agrees to be bound by the terms of this agreement in exercising the Encumbrancee’s powers or remedies under the Encumbrance, as if it was a party to this agreement.

10	Confidentiality

10.1	Non-disclosure of Confidential Information

A party must not disclose Confidential Information except:

(a)	if the disclosure is expressly permitted by this agreement; or

(b)	to its Representative, or the Representative of an Affiliate, who requires the information for the purposes of or related to this agreement, the Mining Rights or the Royalty; or

(c)	with the written consent of the party who supplied the Confidential Information, which consent may be given or withheld in its absolute discretion; or

(d)	if the party, or an Affiliate of the party, holding the Confidential Information is required to do so by Law, including by a recognised stock exchange, or in connection with legal proceedings relating to this agreement; or

(e)	to its employees, accountants, auditors, financial advisers or legal advisers with the prior requirement that they keep the disclosed information confidential in accordance with this clause; or

(f)	if disclosure is made on a confidential basis to:
(i)	a prospective farminee or assignee of the party’s rights and obligations under this agreement or of all or part of a Mining Right or interest in a Mining Right; or

(ii)	a proposed purchaser of Product; or

(iii)	a prospective financier of the party or its Related Entities; or

(iv)	another Third Party which proposes to enter into contractual relations with the party,

provided the farminee, assignee, purchaser, financier or other Third Party agrees to keep the disclosed information confidential in accordance with this clause.

10.2	Disclosure by recipient of Confidential Information

A party disclosing Confidential Information as permitted by this agreement must use all reasonable endeavours to ensure that persons receiving Confidential Information from it do not disclose the Confidential Information except as permitted by this agreement.

10.3	Return of Confidential Information

A party who has disclosed Confidential Information to a prospective farminee, assignee, financier or other Third Party as provided for by this agreement must obtain from that person prior to disclosure an undertaking that, on the request of the disclosing party, it will immediately deliver or re-deliver to that party all documents or other materials containing or referring to the Confidential Information in its possession, power or control.

10.4	Survival of termination

This confidentiality clause continues to bind a person notwithstanding that that person ceases to be a party to this agreement or this agreement is terminated for any reason, for a period of 5 years from the date of termination.

10.5	Announcements and press releases

A party must not make press or other announcements or releases relating to this agreement and the transactions the subject of this agreement without the approval of the other parties to the form and manner of the announcement or release unless and to the extent that the announcement or release is required to be made by the party, or an Affiliate of the party, by Law, including by a recognised stock exchange.

11	Taxes

11.1	Tax exclusive amounts

All amounts payable under or in connection with this agreement are exclusive of any applicable goods and services tax or value added tax, unless indicated otherwise.

12	Resolution of disputes

12.1	Dispute Resolution Process
(a)	Except where a time limitation is stated, and subject to the terms of this agreement, a party may give a Dispute Notice to the other party at any time.

(b)	A Dispute Notice must:

(i)	describe the nature of the Dispute; and

(ii)	nominate a Representative of the party who is authorised to negotiate and settle the Dispute on the party’s behalf.

(c)	Each other party must within 7 days after receipt of a Dispute Notice nominate in writing to the other party a Representative authorised to negotiate and settle the Dispute on its behalf.

(d)	The nominated Representatives must negotiate in good faith with a view to resolving the Dispute within 30 days after the receipt of the Dispute Notice (or such longer period as those Representatives agree), failing which the Dispute may:

(i)	if the Dispute relates to the calculation of the Royalty or any component of it or a matter arising out of a technical audit conducted in accordance with this agreement, be referred by a party by notice to Expert determination under clause 12.2; or

(ii)	be referred by a party by notice to arbitration under clause 13. If the Dispute is capable of being referred to Expert determination under clause 12.1(d)(i), then any referral to arbitration will prevail and override any referral to Expert determination.

12.2	Expert determination

Where a Dispute is permitted or required by this agreement to be determined by an Expert, or the parties agree that a Dispute should be determined by an Expert, the following provisions apply:

(a)	the reference to the Expert is made in accordance with, and subject to, the Appointing Authority described in Schedule 1;
(b)	the Expert determination must be conducted by a person or body agreed to by the parties or failing agreement within 14 days by the person or body nominated by the Appointing Authority described in Schedule 1;

(c)	the parties will instruct the Expert to:
(i)	promptly fix a reasonable time and place for receiving submissions or information from the parties or from any other persons as the Expert may think fit;

(ii)	accept oral or written submissions from the parties as to the subject matter of the Dispute within 20 days of being appointed;

(iii)	not be bound by the rules of evidence; and

(iv)	make a determination in writing with appropriate reasons for that determination within 20 days after the expiry of the period referred to in clause 12.2(c)(ii);

(d)	the Expert will have the following powers:

(i)	to inform himself or herself independently as to facts and, if necessary, technical and/or financial matters to which the Dispute relates;

(ii)	to receive written submissions and sworn and unsworn written statements and photocopy documents and to act upon the same;

(iii)	to engage consultants or employees to carry out the Expert’s duties and to consult with such other professionally qualified persons as the Expert in his or her absolute discretion thinks fit; and

(iv)	to take such reasonable measures as he or she thinks fit to expedite the completion of the resolution of the Dispute;

(e)	in making a determination:

(i)	the Expert must act in that capacity and not as an arbitrator;

(ii)	the Expert’s finding is final and binding upon the parties in the absence of manifest error;

(iii)	the Expert will be required to undertake to keep confidential matters coming to the Expert’s knowledge by reason of being appointed and the performance of the Expert’s duties; and

(iv)	the Expert must determine which party or parties should bear the costs of any such determination and in what proportion, taking into account the Expert’s determination and the degree to which the Expert considers a party was unreasonable in failing to agree to the matter; and

(f)	The Dispute resolution process will be held in Melbourne, Australia unless the parties otherwise agree;

(g)	The parties will give the Expert all information and assistance that the Expert may reasonably require; and

(h)	The parties are entitled to be legally represented in respect of any representations that they wish to make to the Expert, whether orally or in writing.
12.3	Parties to continue to perform

Prior to resolution of the Dispute, the parties must continue to perform their respective obligations under this agreement including all pre-existing obligations the subject of the Dispute, except only to the extent that lack of resolution of the Dispute prevents such performance.

12.4	Condition precedent to Litigation

A party must not commence proceedings in any court in respect of a Dispute:

(a)	that this agreement requires to be referred to an Expert;

(b)	that this agreement requires to be referred to arbitration; or

(c)	in all other cases, unless a Dispute Notice has been given and the Representatives do not resolve the Dispute within 90 days after the receipt of the Dispute Notice (or such longer period as those Representatives agree).

Nothing in this clause prevents a party from commencing proceedings in any court where proceedings are required to obtain urgent interlocutory relief

13	Arbitration

13.1	Referral to arbitration

If:

(a)	a Dispute is not resolved in the manner described in clause 12.1 within the 30 day period (or such longer period as the Representatives agree) under clause 12.1(d) (Initial Period), and is not referred by a party to Expert determination within a further 30 days after the expiry of that Initial Period or is otherwise referred by a party to arbitration under clause 12.1(d)(ii);

(b)	an Expert determination regarding a Dispute is made under clause 12 but a party fails to fully comply with the Expert determination within 30 days after it is made; or

(c)	there is any dispute, controversy or claim arising out of this agreement or relating to the breach, termination or invalidity of this agreement,

(each an Unresolved Dispute),

then any party may require the Unresolved Dispute to be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force, and clause 13.2 will apply.

13.2	Arbitration details

(a)	The arbitration shall be administered by the Australian Centre for International Commercial Arbitration (ACICA).

(b)	The appointing authority shall be ACICA.

(c)	The number of arbitrators shall be one.

(d)	The place of arbitration shall be Melbourne, Australia.

(e)	The language to be used in the arbitral proceedings shall be English.

14	Notices

14.1	Form of Notice

Unless expressly stated otherwise in this agreement, any notice, certificate, consent, approval, waiver or other communication in connection with this agreement (Notice) must be in writing or given by electronic transmission, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the person identified in the Particulars or, if the recipient has notified otherwise, then marked for attention in the last way notified.

14.2	When Notices are taken to have been given and received

(a)	A Notice is regarded as given and received:
(i)	if delivered by hand, when left at the address given in the Particulars;

(ii)	if sent by pre-paid post, on the tenth day following the date of postage;

(iii)	if given by fax, on production of a transmission report by the machine from which the fax was sent which indicates that the fax was sent in its entirety to the recipient’s fax number, unless the recipient informs the sender that the Notice is illegible or incomplete within 4 hours of it being transmitted; and

(iv)	if sent by email, at the time shown in the delivery confirmation report generated by the sender’s email system which indicates that the email was sent to the recipient’s email address.

(b)	A Notice delivered or received other than on a Business Day or after 5.00pm (recipient’s time) is regarded as received at 9.00am on the following Business Day. A Notice delivered or received before 9.00am (recipient’s time) is regarded as received at 9.00am.

15	Ancillary provisions

15.1	Entire agreement

This agreement contains everything the parties have agreed in relation to the subject matter it deals with. The parties agree that there are no implied covenants in or with respect to this agreement, other than those of good faith and fair dealing.

15.2	No reliance or inducement

Each party warrants and agrees that when entering into this agreement it relied exclusively on the terms expressly contained in this agreement and on:

(a)	its own inspections, investigations, skill and judgement; and

(b)	opinions and advice obtained by it,

and did not rely on any statements, inducements, undertakings, representations or advice given or made, whether orally or in writing, by or on behalf of any other party, including without limitation by any officer, employee, agent or adviser of any other party.

15.3	Enurement

The provisions of this agreement enure for the benefit of and are binding on each party and their respective successors and permitted assigns.

15.4	No partnership

Nothing contained or implied in this agreement constitutes a party the partner, agent, or legal representative of another party for any purpose or creates any partnership, agency or trust, and no party has any authority to bind another party in any way.

15.5	Amendment

No modification, variation or amendment of this agreement is of any force unless it is in writing and has been signed by each of the parties.

15.6	Prompt performance

If this agreement specifies when the party agrees to perform an obligation, the party agrees to perform it by the time specified. Each party agrees to perform all other obligations promptly.

15.7	Severability

If any provision of this agreement is void, illegal or unenforceable, it may be severed without affecting the enforceability of the other provisions in this agreement.

15.8	Waiver

A waiver of any right, power or remedy under this agreement must be in writing signed by the party granting it. A waiver is only effective in relation to the particular right, power or remedy in respect of which it is given. It is not to be taken as an implied waiver of any other right, power or remedy or as an implied waiver of that obligation or breach in relation to any other occasion.

15.9	Remedies cumulative

The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement, except to the extent that they are expressly excluded.

15.10	Indemnities

The indemnities in this agreement are continuing obligations, independent from the other obligations of the parties under this agreement and continue after this agreement terminates.

15.11	Applicable law
(a)	This agreement is governed by and must be construed in accordance with the laws of the Nominated State.

(b)	The parties submit irrevocably to the non-exclusive jurisdiction of the courts of the Nominated State and all Courts competent to hear appeals from those courts.

15.12	Further assurances

Each party must execute all documents and do all things reasonably necessary or desirable to give full effect to this agreement and to any matter or thing contemplated pursuant to this agreement.

15.13	Fees and charges

(a)	Each party must bear its own costs for the preparation, execution, delivery and performance of this agreement.

(b)	All stamp duties and registration fees relating to the execution, registration and performance of this agreement, and of all other documents arising out of this agreement, must be paid by the Payer, except to the extent that clause 9.4(d) applies.

15.14	Counterparts

This agreement may be executed in any number of counterparts (which may be by electronically scanned facsimile) and by different parties in separate counterparts. Each counterpart when so executed is deemed an original but all of which together constitute one and the same instrument.

15.15	GST
(a)	If GST is imposed on any supply made by any party (Supplier) to another party (Recipient) under this agreement, the Recipient must pay to the Supplier an amount equal to that GST in addition to any other amount payable or other consideration provided for the supply.

(b)	The obligation of the Recipient under clause 15.15(a) only applies if the Supplier has provided the Recipient with a tax invoice for the supply that sets out the relevant amount in respect of which GST is payable and the amount of that GST.
(c)	If for any reason the amount paid by the Recipient under clause 15.15(a) differs from the amount of GST payable at law by the Supplier on the supply, the amount paid by the Recipient must be adjusted accordingly.
(d)	For the purposes of this clause 15.15:.

(i)	GST means the goods and services tax described in A New Tax System (Goods and Services Tax) Act 1999 (C’th) and related Laws, or any similar tax;

(ii)	tax invoice means a valid tax invoice that meets the requirements of the Laws governing the GST and any relevant requirements of the Australian Taxation Office (or other relevant administering body or person); and

(iii)	the amount of GST on any supply is calculated before the allowance of any input tax or other credits.

Schedule 1

Basic Particulars

Appointing Authority: (Clause 1.1)

In the case of financial matters (including the calculation of the Royalty or any component of it), the Chair for the time being of the Victorian Regional Council of Chartered Accountants of Australia and New Zealand. In the case of technical, geological, mining or exploration matters (including a matter arising out of a technical audit conducted in accordance with this agreement), the President for the time being of the Australasian Institute of Mining and Metallurgy (Melbourne Branch). In the case of any other matters (including a Dispute as to the interpretation of this agreement), the President for the time being of the Law Institute of Victoria.

Interest Rate: (Clause 1.1)	The rate which is the highest of the unsecured business overdraft rate of National Australia Bank, Commonwealth Bank of Australia, Westpac and ANZ Banking Group.

Mineral(s): (Clause 1.1)	Gold, Silver, Copper, Zinc, Lead, Nickel, Cobalt, Molybdenum, Platinum Group Elements (including Platinum, Palladium and Iridium), and Rare Earth Elements (including Cerium, Lanthanum and Yttrium).

Mining Act: (Clause 1.1)

The Mining Laws and Regulations as contained in the Alaska Statutes and Alaska Administrative Code 2014 and any other applicable laws, legislation, regulations, by-laws and ordinances relating to the conduct of minerals prospecting, exploration, extraction or processing activities in relation to or concerning the Mineral Rights, including any Federal Laws of the United States of America.

Nominated State: (Clause 1.1)	The State of Victoria, Australia.
Product(s): (Clause 1.1)	Gold, Silver, Copper, Zinc, Lead, Nickel, Cobalt, Molybdenum, Platinum Group Elements (including Platinum, Palladium and Iridium), and Rare Earth Elements (including Cerium, Lanthanum and Yttrium); and any concentrates of those Minerals.

Royalty Percentage: (Clause 1.1)	2%

Spot Price jurisdiction:	London, United Kingdom. (Clause 1.1)

Schedule 2

List of Mining Rights as at the Execution Date

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
ESTELLE	726071	OXIDE	1	Seward	22N	19W	18	NW	301 - Anchorage
ESTELLE	726072	OXIDE	2	Seward	22N	19W	7	SW	301 - Anchorage
ESTELLE	726073	OXIDE	3	Seward	22N	19W	7	NW	301 - Anchorage
ESTELLE	726074	OXIDE	4	Seward	22N	19W	6	SW	301 - Anchorage
ESTELLE	726075	OXIDE	5	Seward	22N	20W	1	SE	301 - Anchorage
ESTELLE	726076	OXIDE	6	Seward	22N	20W	12	NE	301 - Anchorage
ESTELLE	726077	OXIDE	7	Seward	22N	20W	12	SE	301 - Anchorage
ESTELLE	726078	OXIDE	8	Seward	22N	20W	13	NE	301 - Anchorage
ESTELLE	726079	OXIDE	9	Seward	22N	20W	12	SW	301 - Anchorage
ESTELLE	726080	OXIDE	10	Seward	22N	20W	12	NW	301 - Anchorage
ESTELLE	726081	OXIDE	11	Seward	22N	20W	1	SW	301 - Anchorage
ESTELLE	726082	OXIDE	12	Seward	22N	20W	2	SE	301 - Anchorage
ESTELLE	726083	OXIDE	13	Seward	22N	20W	11	NE	301 - Anchorage
ESTELLE	726084	OXIDE	14	Seward	22N	20W	11	SE	301 - Anchorage
ESTELLE	726085	OXIDE	15	Seward	22N	20W	11	SW	301 - Anchorage
ESTELLE	726086	OXIDE	16	Seward	22N	20W	11	NW	301 - Anchorage
ESTELLE	726087	OXIDE	17	Seward	22N	20W	10	NE	301 - Anchorage
ESTELLE	726088	OXIDE	18	Seward	22N	20W	10	SE	301 - Anchorage
ESTELLE	726089	OXIDE	19	Seward	22N	20W	15	NE	301 - Anchorage
ESTELLE	726090	OXIDE	20	Seward	22N	20W	15	NW	301 - Anchorage

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
ESTELLE	726091	OXIDE	21	Seward	22N	20W	15	SW	301 – Anchorage
ESTELLE	726092	OXIDE	22	Seward	22N	20W	15	SE	301 - Anchorage
ESTELLE	726093	OXIDE	23	Seward	22N	20W	16	SE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726094	OXIDE	24	Seward	22N	20W	16	NE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726095	OXIDE	25	Seward	22N	20W	9	SE	301 - Anchorage
ESTELLE	726096	OXIDE	26	Seward	22N	20W	10	SW	301 - Anchorage
ESTELLE	726097	OXIDE	27	Seward	22N	20W	10	NW	301 - Anchorage
ESTELLE	726098	OXIDE	28	Seward	22N	20W	9	NE	301 - Anchorage
ESTELLE	726099	OXIDE	29	Seward	22N	20W	2	SW	301 - Anchorage
ESTELLE	726100	OXIDE	30	Seward	22N	20W	3	SE	301 -Anchorage
ESTELLE	726101	OXIDE	31	Seward	22N	20W	3	SW	301 -Anchorage
ESTELLE	726102	OXIDE	32	Seward	22N	20W	4	SE	301 - Anchorage
ESTELLE	726103	STONEY	1	Seward	22N	20W	22	NE	301 - Anchorage
ESTELLE	726104	STONEY	2	Seward	22N	20W	22	SE	301 - Anchorage
ESTELLE	726105	STONEY	3	Seward	22N	20W	27	NE	301 - Anchorage
ESTELLE	726106	STONEY	4	Seward	22N	20W	27	SE	301 - Anchorage
ESTELLE	726107	STONEY	5	Seward	22N	20W	34	NE	301 - Anchorage
ESTELLE	726108	STONEY	6	Seward	22N	20W	34	SE	301 - Anchorage
ESTELLE	726109	STONEY	7	Seward	21N	20W	3	NE	301 - Anchorage
ESTELLE	726110	STONEY	8	Seward	21N	20W	3	SE	301 - Anchorage
ESTELLE	726111	STONEY	9	Seward	21N	20W	10	NE	301 - Anchorage
ESTELLE	726112	STONEY	10	Seward	21N	20W	10	SE	301 - Anchorage

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
ESTELLE	726113	STONEY	11	Seward	21N	20W	15	NE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726114	STONEY	12	Seward	21N	20W	15	SE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726115	STONEY	13	Seward	21N	20W	22	NE	301 –Anchorage 411 - Mt McKinley
ESTELLE	726116	STONEY	14	Seward	21N	20W	22	SE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726117	STONEY	15	Seward	21N	20W	27	NE	301 - Anchorage
ESTELLE	726118	STONEY	16	Seward	21N	20W	27	NW	301 - Anchorage
ESTELLE	726119	STONEY	17	Seward	21N	20W	22	SW	301 – Anchorage 411 - Mt McKinley
ESTELLE	725949	STONEY	18	Seward	21N	20W	22	NW	411 - Mt McKinley
ESTELLE	725950	STONEY	19	Seward	21N	20W	15	SW	411 - Mt McKinley
ESTELLE	726120	STONEY	20	Seward	21N	20W	15	NW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726121	STONEY	21	Seward	21N	20W	10	SW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726122	STONEY	22	Seward	21N	20W	10	NW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726123	STONEY	23	Seward	21N	20W	3	SW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726124	STONEY	24	Seward	21N	20W	3	NW	301 - Anchorage
ESTELLE	726125	STONEY	25	Seward	22N	20W	34	SW	301 – Anchorage 411- Mt McKinley
ESTELLE	726126	STONEY	26	Seward	22N	20W	34	NW	301 - Anchorage

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
ESTELLE	726127	STONEY	27	Seward	22N	20W	27	SW	301 - Anchorage
ESTELLE	726128	STONEY	28	Seward	22N	20W	27	NW	301 - Anchorage
ESTELLE	726129	STONEY	29	Seward	22N	20W	22	SW	301 - Anchorage
ESTELLE	726130	STONEY	30	Seward	22N	20W	22	NW	301 - Anchorage
ESTELLE	726131	STONEY	31	Seward	21N	20W	28	NE	301 - Anchorage
ESTELLE	726132	STONEY	32	Seward	21N	20W	27	SW	301 - Anchorage
ESTELLE	726133	STONEY	33	Seward	21N	20W	28	SE	301 - Anchorage
ESTELLE	726134	STONEY	34	Seward	21N	20W	34	NW	301 - Anchorage
ESTELLE	726135	STONEY	35	Seward	21N	20W	33	NE	301 - Anchorage
ESTELLE	726136	STONEY	36	Seward	21N	20W	34	SW	301 - Anchorage
ESTELLE	726137	STONEY	37	Seward	21N	20W	33	SE	301 - Anchorage
ESTELLE	726138	STONEY	38	Seward	21N	20W	21	SE	301 –Anchorage 411 - Mt McKinley
ESTELLE	725951	STONEY	39	Seward	21N	20W	21	NE	411 - Mt McKinley
ESTELLE	725952	STONEY	40	Seward	21N	20W	16	SE	411 - Mt McKinley
ESTELLE	725953	STONEY	41	Seward	21N	20W	16	NE	411 - Mt McKinley
ESTELLE	725954	STONEY	42	Seward	21N	20W	9	SE	411 - Mt McKinley
ESTELLE	725955	STONEY	43	Seward	21N	20W	9	NE	411 - Mt McKinley
ESTELLE	726139	STONEY	44	Seward	21N	20W	4	SE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726140	STONEY	45	Seward	21N	20W	4	NE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726141	STONEY	46	Seward	22N	20W	33	SE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726142	STONEY	47	Seward	22N	20W	33	NE	301 – Anchorage 411 - Mt McKinley

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
ESTELLE	726143	STONEY	48	Seward	22N	20W	28	SE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726144	STONEY	49	Seward	22N	20W	28	NE	301 - Anchorage
ESTELLE	726145	STONEY	50	Seward	22N	20W	21	SE	301 - Anchorage
ESTELLE	726146	STONEY	51	Seward	22N	20W	21	NE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726147	ESTELLE	1	Seward	20N	20W	3	NW	301 - Anchorage
ESTELLE	726148	ESTELLE	2	Seward	20N	20W	3	SW	301 - Anchorage
ESTELLE	726149	ESTELLE	3	Seward	20N	20W	10	NW	301 - Anchorage
ESTELLE	726150	ESTELLE	4	Seward	20N	20W	10	SW	301 - Anchorage
ESTELLE	726151	ESTELLE	5	Seward	20N	20W	15	NW	301 - Anchorage
ESTELLE	726152	ESTELLE	6	Seward	20N	20W	16	NE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726153	ESTELLE	7	Seward	20N	20W	9	SE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726154	ESTELLE	8	Seward	20N	20W	9	NE	301 - Anchorage
ESTELLE	726155	ESTELLE	9	Seward	20N	20W	4	SE	301 - Anchorage
ESTELLE	726156	ESTELLE	10	Seward	20N	20W	4	NE	301 - Anchorage
ESTELLE	726157	ESTELLE	11	Seward	20N	20W	4	NW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726158	ESTELLE	12	Seward	20N	20W	5	NE	301 – Anchorage 411 - Mt McKinley
ESTELLE	725940	ESTELLE	13	Seward	20N	20W	5	SE	411 - Mt McKinley
ESTELLE	726159	ESTELLE	14	Seward	20N	20W	4	SW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726160	ESTELLE	15	Seward	20N	20W	9	NW	301 – Anchorage 411 - Mt McKinley

		CLAIM
PROJECT	ADL #	NAME	#	Meridia n	Township	Range	Section	1/4	Recording District
ESTELLE	726161	ESTELLE	16	Seward	20N	20W	9	SW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726162	ESTELLE	17	Seward	20N	20W	16	NW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726163	ESTELLE	18	Seward	20N	20W	15	SW	301 - Anchorage
ESTELLE	726164	ESTELLE	19	Seward	20N	20W	16	SE	301 - Anchorage
ESTELLE	726165	ESTELLE	20	Seward	20N	20W	16	SW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726166	ESTELLE	21	Seward	20N	20W	17	SE	301 – Anchorage 411 - Mt McKinley
ESTELLE	725941	ESTELLE	22	Seward	20N	20W	17	NE	411 - Mt McKinley
ESTELLE	725942	ESTELLE	23	Seward	20N	20W	8	SE	411 - Mt McKinley
ESTELLE	725943	ESTELLE	24	Seward	20N	20W	8	NE	411 - Mt McKinley
ESTELLE	726167	ESTELLE	25	Seward	20N	20W	5	NW	301 – Anchorage 411 - Mt McKinley
ESTELLE	725944	ESTELLE	26	Seward	20N	20W	5	SW	411 - Mt McKinley
ESTELLE	725945	ESTELLE	27	Seward	20N	20W	8	NW	411 - Mt McKinley
ESTELLE	726168	ESTELLE	28	Seward	20N	20W	8	SW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726169	ESTELLE	29	Seward	20N	20W	17	NW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726170	ESTELLE	30	Seward	20N	20W	17	SW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726171	ESTELLE	31	Seward	20N	20W	18	SE	301 - Anchorage
ESTELLE	726172	ESTELLE	32	Seward	20N	20W	18	NE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726173	ESTELLE	33	Seward	20N	20W	7	SE	301 – Anchorage 411 - Mt McKinley
ESTELLE	725946	ESTELLE	34	Seward	20N	20W	7	NE	411 - Mt McKinley

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
ESTELLE	725947	ESTELLE	35	Seward	20N	20W	7	NW	411 - Mt McKinley
ESTELLE	725948	ESTELLE	36	Seward	20N	20W	7	SW	411 - Mt McKinley
ESTELLE	726174	ESTELLE	37	Seward	20N	20W	18	NW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726175	ESTELLE	38	Seward	20N	20W	18	SW	301 - Anchorage
ESTELLE	726176	ESTELLE	39	Seward	20N	21W	12	SE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726177	ESTELLE	40	Seward	20N	21W	12	NE	301 - Anchorage
ESTELLE	726178	ESTELLE	41	Seward	20N	21W	12	NW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726179	ESTELLE	42	Seward	20N	21W	12	SW	301 - Anchorage
ESTELLE	727286	ESTELLE	43	Seward	20N	21W	13	NW	301 - Anchorage
ESTELLE	727287	ESTELLE	44	Seward	20N	21W	13	SW	301 - Anchorage
ESTELLE	727288	ESTELLE	45	Seward	20N	21W	13	SE	301 - Anchorage
ESTELLE	727289	ESTELLE	46	Seward	20N	21W	13	NE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726180	EMERALD	1	Seward	20N	21W	24	NE	301 - Anchorage
ESTELLE	726181	EMERALD	2	Seward	20N	21W	24	NW	301 - Anchorage
ESTELLE	726182	EMERALD	3	Seward	20N	21W	24	SW	301 - Anchorage
ESTELLE	726183	EMERALD	4	Seward	20N	21W	24	SE	301 - Anchorage
ESTELLE	726184	EMERALD	5	Seward	20N	21W	25	NE	301 - Anchorage
ESTELLE	726185	EMERALD	6	Seward	20N	21W	25	NW	301 - Anchorage
ESTELLE	726186	EMERALD	7	Seward	20N	21W	25	SW	301 - Anchorage
ESTELLE	726187	EMERALD	8	Seward	20N	21W	25	SE	301 - Anchorage
ESTELLE	726188	EMERALD	9	Seward	20N	21W	26	NE	301 - Anchorage

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
ESTELLE	726188	EMERALD	10	Seward	20N	21W	26	NW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726190	EMERALD	11	Seward	20N	21W	26	SW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726191	EMERALD	12	Seward	20N	21W	26	SE	301 - Anchorage
ESTELLE	726192	EMERALD	13	Seward	20N	21W	35	NW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726193	EMERALD	14	Seward	20N	21W	35	NE	301 – Anchorage 411 - Mt McKinley
ESTELLE	726194	EMERALD	15	Seward	20N	21W	36	NW	301 - Anchorage
ESTELLE	726195	EMERALD	16	Seward	20N	21W	36	NE	301 - Anchorage
ESTELLE	726196	EMERALD	17	Seward	20N	20W	31	NW	301 - Anchorage
ESTELLE	726197	EMERALD	18	Seward	20N	20W	31	NE	301 - Anchorage
ESTELLE	726198	EMERALD	19	Seward	20N	20W	32	NW	301 - Anchorage
ESTELLE	726199	EMERALD	20	Seward	20N	20W	32	NE	301 - Anchorage
ESTELLE	726200	EMERALD	21	Seward	20N	20W	33	NW	301 - Anchorage
ESTELLE	726201	EMERALD	22	Seward	20N	20W	33	SW	301 - Anchorage
ESTELLE	726202	EMERALD	23	Seward	20N	20W	32	SE	301 - Anchorage
ESTELLE	726203	EMERALD	24	Seward	20N	20W	32	SW	301 - Anchorage
ESTELLE	726204	EMERALD	25	Seward	20N	20W	31	SE	301 - Anchorage
ESTELLE	726205	EMERALD	26	Seward	20N	20W	31	SW	301 - Anchorage
ESTELLE	726206	EMERALD	27	Seward	20N	21W	36	SE	301 - Anchorage
ESTELLE	726207	EMERALD	28	Seward	20N	21W	36	SW	301 - Anchorage
ESTELLE	726208	EMERALD	29	Seward	20N	21W	35	SE	301 – Anchorage 411 - Mt McKinley

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
ESTELLE	726209	EMERALD	30	Seward	19N	20W	4	NW	301 - Anchorage
ESTELLE	726210	EMERALD	31	Seward	19N	20W	5	NE	301 - Anchorage
ESTELLE	726211	EMERALD	32	Seward	19N	20W	5	NW	301 - Anchorage
ESTELLE	726212	EMERALD	33	Seward	19N	20W	6	NE	301 - Anchorage
ESTELLE	726213	EMERALD	34	Seward	19N	20W	6	NW	301 - Anchorage
ESTELLE	726214	EMERALD	35	Seward	19N	21W	1	NE	301 - Anchorage
ESTELLE	726215	EMERALD	36	Seward	19N	21W	1	NW	301 – Anchorage 411 - Mt McKinley
ESTELLE	726216	EMERALD	37	Seward	19N	21W	2	NE	301 – Anchorage 411 - Mt McKinley
ESTELLE	725956	EMERALD	38	Seward	20N	21W	35	SW	411 - Mt McKinley
ESTELLE	725957	EMERALD	39	Seward	19N	21W	2	NW	411 - Mt McKinley
ESTELLE	725958	EMERALD	40	Seward	19N	21W	3	NE	411 - Mt McKinley
ESTELLE	725959	EMERALD	41	Seward	20N	21W	34	SE	411 - Mt McKinley
ESTELLE	725960	EMERALD	42	Seward	20N	21W	34	NE	411 - Mt McKinley
ESTELLE	725961	EMERALD	43	Seward	20N	21W	34	NW	411 - Mt McKinley
ESTELLE	725962	EMERALD	44	Seward	20N	21W	34	SW	411 - Mt McKinley
ESTELLE	725963	EMERALD	45	Seward	19N	21W	3	NW	411 - Mt McKinley
ESTELLE	725964	EMERALD	46	Seward	19N	21W	4	NE	411 - Mt McKinley
ESTELLE	725965	EMERALD	47	Seward	20N	21W	33	SE	411 - Mt McKinley
ESTELLE	725966	EMERALD	48	Seward	20N	21W	33	NE	411 - Mt McKinley
FAREWELL	725967	ROB- CHIP	1	Seward	25N	28W	27	NW	403 - Kuskokwim
FAREWELL	725968	ROB- CHIP	2	Seward	25N	28W	27	SW	403 - Kuskokwim
FAREWELL	725969	ROB- CHIP	3	Seward	25N	28W	34	NW	403 - Kuskokwim
FAREWELL	725970	ROB- CHIP	4	Seward	25N	28W	34	SW	403 - Kuskokwim

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
FAREWELL	725971	ROB- CHIP	5	Seward	24N	28W	5	NW	403 - Kuskokwim
FAREWELL	725972	ROB- CHIP	6	Seward	24N	28W	5	SW	403 - Kuskokwim
FAREWELL	725973	ROB- CHIP	7	Seward	24N	28W	5	SE	403 - Kuskokwim
FAREWELL	725974	ROB- CHIP	8	Seward	24N	28W	5	NE	403 - Kuskokwim
FAREWELL	725975	ROB- CHIP	9	Seward	25N	28W	34	SE	403 - Kuskokwim
FAREWELL	725976	ROB- CHIP	10	Seward	25N	28W	34	NE	403 - Kuskokwim
FAREWELL	725977	ROB- CHIP	11	Seward	25N	28W	27	SE	403 - Kuskokwim
FAREWELL	725978	ROB- CHIP	12	Seward	25N	28W	27	NE	403 - Kuskokwim
FAREWELL	725979	ROB- CHIP	13	Seward	24N	28W	4	NW	403 - Kuskokwim
FAREWELL	725980	ROB- CHIP	14	Seward	24N	28W	4	SW	403 - Kuskokwim
FAREWELL	725981	ROB- CHIP	15	Seward	24N	28W	4	SE	403 - Kuskokwim
FAREWELL	725982	ROB- CHIP	16	Seward	24N	28W	4	NE	403 - Kuskokwim
FAREWELL	725983	ROB- CHIP	17	Seward	24N	28W	3	NW	403 - Kuskokwim
FAREWELL	725984	ROB- CHIP	18	Seward	24N	28W	3	SW	403 - Kuskokwim
FAREWELL	725985	ROB- CHIP	19	Seward	24N	28W	10	NW	403 - Kuskokwim
FAREWELL	725986	ROB- CHIP	20	Seward	24N	28W	10	SW	403 - Kuskokwim
FAREWELL	725987	ROB- CHIP	21	Seward	24N	28W	15	NW	403 - Kuskokwim
FAREWELL	725988	ROB- CHIP	22	Seward	24N	28W	15	SW	403 - Kuskokwim
FAREWELL	725989	ROB- CHIP	23	Seward	24N	28W	22	NW	403 - Kuskokwim
FAREWELL	725990	ROB- CHIP	24	Seward	24N	28W	22	NE	403 - Kuskokwim
FAREWELL	725991	ROB- CHIP	25	Seward	24N	28W	15	SE	403 - Kuskokwim
FAREWELL	725992	ROB- CHIP	26	Seward	24N	28W	15	NE	403 - Kuskokwim
FAREWELL	725993	ROB- CHIP	27	Seward	24N	28W	10	SE	403 - Kuskokwim
FAREWELL	725994	ROB- CHIP	28	Seward	24N	28W	10	NE	403 - Kuskokwim

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
FAREWELL	725995	ROB- CHIP	29	Seward	24N	28W	3	SE	403 - Kuskokwim
FAREWELL	725996	ROB- CHIP	30	Seward	24N	28W	3	NE	403 - Kuskokwim
FAREWELL	725997	ROB- CHIP	31	Seward	24N	28W	22	SW	403 - Kuskokwim
FAREWELL	725998	ROB- CHIP	32	Seward	24N	28W	22	SE	403 - Kuskokwim
FAREWELL	725999	ROB- CHIP	33	Seward	24N	28W	23	SW	403 - Kuskokwim
FAREWELL	726000	ROB- CHIP	34	Seward	24N	28W	23	SE	403 - Kuskokwim
FAREWELL	726001	ROB- CHIP	35	Seward	24N	28W	23	NE	403 - Kuskokwim
FAREWELL	726002	ROB- CHIP	36	Seward	24N	28W	23	NW	403 - Kuskokwim
FAREWELL	726003	ROB- CHIP	37	Seward	24N	28W	14	SW	403 - Kuskokwim
FAREWELL	726004	ROB- CHIP	38	Seward	24N	28W	14	SE	403 - Kuskokwim
FAREWELL	726005	ROB- CHIP	39	Seward	24N	28W	14	NE	403 - Kuskokwim
FAREWELL	726006	ROB- CHIP	40	Seward	24N	28W	14	NW	403 - Kuskokwim
FAREWELL	726007	ROB- CHIP	41	Seward	25N	28W	22	SW	403 - Kuskokwim
FAREWELL	726008	ROB- CHIP	42	Seward	25N	28W	22	SE	403 - Kuskokwim
FAREWELL	725920	BOWSER	1	Seward	24N	24W	9	SE	411 - Mt McKinley
FAREWELL	725921	BOWSER	2	Seward	24N	24W	9	NE	411 - Mt McKinley
FAREWELL	725922	BOWSER	3	Seward	24N	24W	4	SE	411 - Mt McKinley
FAREWELL	725923	BOWSER	4	Seward	24N	24W	4	SW	411 - Mt McKinley
FAREWELL	725924	BOWSER	5	Seward	24N	24W	9	NW	411 - Mt McKinley
FAREWELL	725925	BOWSER	6	Seward	24N	24W	9	SW	411 - Mt McKinley
FAREWELL	725926	BOWSER	7	Seward	24N	24W	8	SE	411 - Mt McKinley
FAREWELL	725927	BOWSER	8	Seward	24N	24W	8	NE	411 - Mt McKinley
FAREWELL	725928	BOWSER	9	Seward	24N	24W	5	SE	411 - Mt McKinley
FAREWELL	725929	BOWSER	10	Seward	24N	24W	5	SW	411 - Mt McKinley

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
FAREWELL	725930	BOWSER	11	Seward	24N	24W	8	NW	411 - Mt McKinley
FAREWELL	725931	BOWSER	12	Seward	24N	24W	8	SW	411 - Mt McKinley
FAREWELL	725932	BOWSER	13	Seward	24N	24W	17	NW	411 - Mt McKinley
FAREWELL	725933	BOWSER	14	Seward	24N	24W	17	NE	411 - Mt McKinley
FAREWELL	725934	BOWSER	15	Seward	24N	24W	16	NW	411 - Mt McKinley
FAREWELL	725935	BOWSER	16	Seward	24N	24W	16	NE	411 - Mt McKinley
FAREWELL	725936	BOWSER	17	Seward	24N	24W	5	NW	411 - Mt McKinley
FAREWELL	725937	BOWSER	18	Seward	24N	24W	5	NE	411 - Mt McKinley
FAREWELL	725938	BOWSER	19	Seward	24N	24W	4	NW	411 - Mt McKinley
FAREWELL	725939	BOWSER	20	Seward	24N	24W	4	NE	411 - Mt McKinley
FAREWELL	726009	WINDY	1	Seward	23N	26W	21	NE	403 - Kuskokwim
FAREWELL	726010	WINDY	2	Seward	23N	26W	21	NW	403 - Kuskokwim
FAREWELL	726011	WINDY	3	Seward	23N	26W	20	NE	403 - Kuskokwim
FAREWELL	726012	WINDY	4	Seward	23N	26W	20	NW	403 - Kuskokwim
FAREWELL	726013	WINDY	5	Seward	23N	26W	20	SW	403 - Kuskokwim
FAREWELL	726014	WINDY	6	Seward	23N	26W	20	SE	403 - Kuskokwim
FAREWELL	726015	WINDY	7	Seward	23N	26W	21	SW	403 - Kuskokwim
FAREWELL	726016	WINDY	8	Seward	23N	26W	21	SE	403 - Kuskokwim
FAREWELL	726017	WINDY	9	Seward	23N	26W	28	NW	403 - Kuskokwim
FAREWELL	726018	WINDY	10	Seward	23N	26W	29	NE	403 - Kuskokwim
FAREWELL	726019	WINDY	11	Seward	23N	26W	29	NW	403 - Kuskokwim
FAREWELL	726020	WINDY	12	Seward	23N	26W	29	SW	403 - Kuskokwim
FAREWELL	726021	WINDY	13	Seward	23N	26W	32	NW	403 - Kuskokwim
FAREWELL	726022	WINDY	14	Seward	23N	26W	27	NW	403 - Kuskokwim

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
FAREWELL	726023	WINDY	15	Seward	23N	26W	22	SW	403 - Kuskokwim
FAREWELL	726024	WINDY	16	Seward	23N	26W	32	NE	403 - Kuskokwim
FAREWELL	726025	WINDY	17	Seward	23N	26W	29	SE	403 - Kuskokwim
FAREWELL	726026	WINDY	18	Seward	23N	26W	28	SW	403 - Kuskokwim
FAREWELL	726027	WINDY	19	Seward	23N	26W	33	NW	403 - Kuskokwim
FAREWELL	726028	WINDY	20	Seward	23N	26W	33	NE	403 - Kuskokwim
FAREWELL	726029	WINDY	21	Seward	23N	26W	28	SE	403 - Kuskokwim
FAREWELL	726030	WINDY	22	Seward	23N	26W	28	NE	403 - Kuskokwim
FAREWELL	726031	WINDY	23	Seward	23N	26W	16	SW	403 - Kuskokwim
FAREWELL	726032	WINDY	24	Seward	23N	26W	17	SE	403 - Kuskokwim
FAREWELL	726033	WINDY	25	Seward	23N	26W	16	NW	403 - Kuskokwim
FAREWELL	726034	WINDY	26	Seward	23N	26W	17	NE	403 - Kuskokwim
FAREWELL	726035	OZZNA	1	Seward	26N	25W	32	SE	403 - Kuskokwim
FAREWELL	726036	OZZNA	2	Seward	26N	25W	33	SW	403 - Kuskokwim
FAREWELL	726037	OZZNA	3	Seward	26N	25W	33	SE	403 - Kuskokwim
FAREWELL	726038	OZZNA	4	Seward	26N	25W	34	SW	403 - Kuskokwim
FAREWELL	726039	OZZNA	5	Seward	26N	25W	34	SE	403 - Kuskokwim
FAREWELL	726040	OZZNA	6	Seward	26N	25W	34	NE	403 - Kuskokwim
FAREWELL	726041	OZZNA	7	Seward	26N	25W	34	NW	403 - Kuskokwim
FAREWELL	726042	OZZNA	8	Seward	26N	25W	33	NE	403 - Kuskokwim
FAREWELL	726043	OZZNA	9	Seward	26N	25W	33	NW	403 - Kuskokwim
FAREWELL	726044	OZZNA	10	Seward	26N	25W	32	NE	403 - Kuskokwim
FAREWELL	726045	OZZNA	11	Seward	26N	25W	27	SW	403 - Kuskokwim
FAREWELL	726046	OZZNA	12	Seward	26N	25W	27	SE	403 - Kuskokwim

		CLAIM
PROJECT	ADL #	NAME	#	Meridian	Township	Range	Section	1/4	Recording District
FAREWELL	726047	OZZNA	13	Seward	26N	25W	27	NW	403 - Kuskokwim
FAREWELL	726048	OZZNA	14	Seward	26N	25W	27	NE	403 - Kuskokwim
FAREWELL	726049	OZZNA	15	Seward	26N	25W	26	NW	403 - Kuskokwim
FAREWELL	726050	OZZNA	16	Seward	26N	25W	26	NE	403 - Kuskokwim
FAREWELL	726051	OZZNA	17	Seward	26N	25W	25	NW	403 - Kuskokwim
FAREWELL	726052	OZZNA	18	Seward	26N	25W	25	NE	403 - Kuskokwim
FAREWELL	726053	OZZNA	19	Seward	26N	25W	24	SE	403 - Kuskokwim
FAREWELL	726054	OZZNA	20	Seward	26N	25W	24	SW	403 - Kuskokwim
FAREWELL	726055	OZZNA	21	Seward	26N	25W	24	NW	403 - Kuskokwim
FAREWELL	726056	OZZNA	22	Seward	26N	25W	24	NE	403 - Kuskokwim
FAREWELL	726057	OZZNA	23	Seward	26N	25W	13	SE	403 - Kuskokwim
FAREWELL	726058	OZZNA	24	Seward	26N	25W	13	SW	403 - Kuskokwim
FAREWELL	726059	OZZNA	25	Seward	26N	25W	13	NW	403 - Kuskokwim
FAREWELL	726060	OZZNA	26	Seward	26N	25W	13	NE	403 - Kuskokwim
FAREWELL	726061	OZZNA	27	Seward	26N	25W	26	SW	403 - Kuskokwim
FAREWELL	726062	OZZNA	28	Seward	26N	25W	26	SE	403 - Kuskokwim
FAREWELL	726063	OZZNA	29	Seward	26N	25W	25	SW	403 - Kuskokwim
FAREWELL	726064	OZZNA	30	Seward	26N	25W	25	SE	403 - Kuskokwim
FAREWELL	726065	OZZNA	31	Seward	26N	25W	35	NW	403 - Kuskokwim
FAREWELL	726066	OZZNA	32	Seward	26N	25W	35	NE	403 - Kuskokwim
FAREWELL	726067	OZZNA	33	Seward	26N	25W	35	SW	403 - Kuskokwim
FAREWELL	726068	OZZNA	34	Seward	26N	25W	35	SE	403 - Kuskokwim
FAREWELL	726069	OZZNA	35	Seward	26N	25W	32	NW	403 - Kuskokwim
FAREWELL	726070	OZZNA	36	Seward	26N	25W	32	SW	403 - Kuskokwim

A map of the Mining Rights as at the Execution Date is annexed as Exhibit A.

Exhibit A

Map of Mining Rights Area

MAP OF ESTELLE PROJECT MINING CLAIMS

422,000 mE
424,000 mE
426,000 mE
428,000 mE
430,000 mE
432,000 mE
6,902,000 mN
6,900,000 mN
6,898,000 mN
6,896,000 mN
6,894,000 mN
6,892,000 mN
6,890,000 mN
N
MIDDLE FORK KUSKOKWIM RIVER
ROB-CHIP 41
ROB-CHIP 42
ROB-CHIP 1
ROB-CHIP 12
ROB-CHIP 2
ROB-CHIP 11
ROB-CHIP 3
ROB-CHIP 10
ROB-CHIP 4
ROB-CHIP 9
ROB-CHIP 5
ROB-CHIP 8
ROB-CHIP 13
ROB-CHIP 16
ROB-CHIP 30
ROB-CHIP 6
ROB-CHIP 7
ROB-CHIP 14
ROB-CHIP 15
ROB-CHIP 18
ROB-CHIP 29
ROB-CHIP 28
ROB-CHIP 27
ROB-CHIP 26
ROB-CHIP 40
ROB-CHIP 39
ROB-CHIP 22
ROB-CHIP 25
ROB-CHIP 37
ROB-CHIP 38
ROB-CHIP 24
ROB-CHIP 36
ROB-CHIP 35
ROB-CHIP 31
ROB-CHIP 32
ROB-CHIP 33
ROB-CHIP 34
Mining Claims
0
3
6
KILOMETRES
UTM ZONE: 5 (NAD83)

MAP OF FAREWELL (ROBERTS-CHIP-LOY) PROJECT MINING CLAIMS

MAP OF FAREWELL (BOWSER CREEK) PROJECT MINING CLAIMS

MAP OF FAREWELL (WINDY FORK) PROJECT MINING CLAIMS

MAP OF FAREWELL (OZZNA CREEK) PROJECT MINING CLAIMS

Signing Page

EXECUTED by AK MINERALS	)
PTY LTD ACN 620 650 786)
in accordance with section 127 of	)
the Corporations Act 2001 (C’th):	)

/s/ Bill Koutlis
Director

Bill Koutlis
Director Name

EXECUTED by AKCM (AUST))
PTY LTD ACN 623 478 973)
in accordance with section 127 of	)
the Corporations Act 2001 (C’th):	)

/s/ Louie Simens		/s/ Dennis Fry
Director		Director/Secretary

Louie Simens		Dennis Fry
Director Name		Director/Secretary Name

EXECUTED by AK CUSTOM MINING	)
LLC Alaska Entity #10065576)
in accordance with section 127 of	)
By authority of its manager:	)

/s/ Dennis Fry
Manager

Dennis Fry
Manager Name

-48-